EXHIBIT 10.18



        FORM OF BONUS AGREEMENT BETWEEN SIMMONS ACQUISITION CORP. AND ZENON S.
       NIE; MARTIN R. PASSAGLIA; JONATHAN C. DAIKER; LEE AYERS; JOSEPH ULICNY;
        ROBERT K. BARTON; GARY G. PLEASANT; CLEVE B. MURPHY; JAMES P. MAHER;
                      AND LEO T. BRENNAN; AND ROGER D. FRANKLIN,
                             DATED AS OF MARCH 22, 1996.



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                                   BONUS AGREEMENT

           This Bonus Agreement (the "Agreement") is made as of the 21st day of March, 1996, by and between Simmons Acquisition Corporation, a Delaware corporation (together with its successor, the "Company"), and ________________ ("Employee").

           WHEREAS, on March 22, 1996, the Company will acquire (the "Acquisition") approximately 84.9% of the issued and outstanding stock of Simmons Company ("Simmons"); and

           WHEREAS, Employee currently is an employee of Simmons, and the company desires that Employee continue in the employ of Simmons or its affiliates after the Acquisition, on terms mutually agreeable to Employee and Simmons; and

           WHEREAS, the Company desires to compensate Employee for agreeing to continue in the employ of Simmons.

           NOW, THEREFORE, in consideration of the mutual promises set forth hereinafter, the above named parties have entered into this Agreement, agreeing as follows:

           1. Employee shall continue to be employed by Simmons after the closing (the "Closing") of the Acquisition, on terms to be agreed upon by Employee and Simmons.

           2. The Company shall pay to Employee the amount of ______________ (the "Bonus"), which amount shall be paid as set forth in Paragraph 3.


           3. Subject to Paragraph 4, the Bonus shall be payable as follows:

           (a) _________________________   shall be paid on behalf of the
       Employee to the Internal Revenue Service and the appropriate state and local taxing authorities (collectively, the "Taxing Authorities") on the next date following the Closing on which withholding tax payments are required to be made in respect of the Bonus payment.

           (b) _________________________ shall be paid to the Employee on January 14, 1997.

           (c) _________________________ shall be paid on behalf of
       the Employee to the Taxing Authorities on the next date following January 14, 1997, on which withholding tax payments are required to be made.

           4. In the event that the Employee ceases to be employed by Simmons for any reason prior to January 14, 1997, the payment referred to in Paragraph 3(b) shall be paid on the


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       date on which such employment is terminated (the "Termination Date"), and the payment referred to in Paragraph 3(c) shall be paid on behalf of the Employee to the Taxing Authorities on the next date following the Termination Date on which withholding tax payments are required to be made.

           5. This Agreement shall be construed in accordance with and governed by the laws of the State of Georgia, applicable to payments made and to be enforced in that state.

           6. This Agreement may be signed in counterparts, each of which shall be deemed to be an original and together both of which shall be considered one and the same instrument.

           IN WITNESS WHEREOF, the Company and Employee have signed this Agreement as of the date first above written.

                                          SIMMONS ACQUISITION CORPORATION

                                          By:________________________________

                                             ________________________________
                                             Name: